EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT




The Board of Directors
SITEL Corporation:

We consent to the use of our reports incorporated by reference in the registration Statement (No.333-13403) filed on Form S-3, Registration Statement (No. 033-99434) filed on Form S-8, Registration Statement (No. 333-19069) filed on Form S-8, Registration Statement (No. 333-30635) filed on Form S-8, Registration Statement (No. 333-28131) filed on Form S-3, Registration Statement (No. 333-44781) filed on Form S-8 of SITEL Corporation of our reports dated February 17, except note 15 which is as of March 10, 1998, relating to the consolidated balance sheets of SITEL Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and the related schedule, which reports appear in the December 31, 1997 Annual Report on Form 10-K of SITEL Corporation.


                                                           KPMG Peat Marwick LLP


Omaha, Nebraska
March 24, 1998